Exhibit 99.1


NEWS BULLETIN                                                 [GRAPHIC OMITTED]

M.D.C. HOLDINGS, INC.                                   RICHMOND AMERICAN HOMES
                                                          HOMEAMERICAN MORTGAGE

FOR IMMEDIATE RELEASE
MONDAY, JANUARY 12, 2004
-------------------------------------------------------------------------------

Contacts:          Paris G. Reece III             Rachel L. Neumann
                   Chief Financial Officer        Communications Director
                   (303) 804-7706                 (303) 804-7729
                   greece@mdch.com                rlneumann@mdch.com

                      M.D.C. HOLDINGS REPORTS RECORD FOURTH
                       QUARTER AND ANNUAL RESULTS FOR 2003

  o EPS of $2.18 and $7.00, up 15% and 28%, respectively
  o Annual revenues rise 26% to $2.92 billion
  o Fourth quarter home gross margins of 25%, up 240 basis points
  o Year-end backlog and fourth quarter home orders both increase 39%
  o Net debt-to-capital ratio reduced to .24 from .27 a year ago
  o Return on average equity of 24% exceeds 20% for sixth consecutive year
  o Company anticipates record profits and 15% growth in home closings in 2004

         DENVER, Monday, January 12, 2004 - M.D.C. Holdings, Inc. (NYSE/PCX:
MDC) today announced net income for the quarter ended December 31, 2003 of $67.0 million, or $2.18 per share - the highest quarterly net income in the Company's history and 17% higher than net income of $57.1 million, or $1.90 per share, for the same period in 2002. Net income for the year ended December 31, 2003 was a record $212.2 million, or $7.00 per share, compared with $167.3 million, or $5.48 per share, for 2002. MDC achieved record revenues for the quarter and year ended December 31, 2003 of $862.1 million and $2.92 billion, increases of 12% and 26%, respectively, from the same periods in 2002.

         Larry A. Mizel, MDC's chairman and chief executive officer, stated, "We are pleased to announce the completion of the most successful year in our 32 years in business, culminated by the most profitable quarter in our history. In the process, we posted record annual net income and revenues for the sixth and tenth consecutive years, respectively. These outstanding results, which were achieved despite the economic and geopolitical challenges facing our industry and our nation throughout much of 2003, validate the success of our operating strategy. This strategy encompasses both a conservative capital management policy and an objective to maximize risk-adjusted returns on invested capital. As a result of achieving these objectives, stockholders' equity exceeded $1 billion for the first time, and we ended the year with a net debt-to-capital

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M.D.C. HOLDINGS, INC.
Page 2

ratio of .24 and $780 million in cash and borrowing capacity. In the process, we generated more than a 24% net return on average stockholders' equity, 140 basis points above our 2002 return and exceeding 20% for the sixth year in a row. And our home gross margins and the net return on our assets in 2003 rank among the highest in the industry. We especially are proud to report that Standard & Poor's, Moody's and Fitch Ratings recognized our successes in 2003 through ratings upgrades, all at the investment grade level, placing MDC among an elite group of only five homebuilders with investment grade ratings from all three major rating agencies."

         Mizel continued, "We made tremendous progress in 2003 toward our stated goals of geographically diversifying and growing our homebuilding operations. Our strategic entry into six new markets, significant expansion in the Salt Lake City and Dallas/Fort Worth markets that we entered in 2002, and continued growth in most of our existing markets enabled us to increase substantially our active subdivisions and inventory of controlled lots. These expansion activities, aided by record low interest rates and strong demand for new homes in most of our markets, contributed to the 28% year-over-year increase in our total year home orders, including a 39% increase in the fourth quarter."

         Mizel concluded, "As our new market operations come online and our controlled lot positions evolve into additional active subdivisions, we anticipate capitalizing on the apparent improving economic conditions, strong demographic trends and the competitive advantages available to large, well-capitalized homebuilders to meet our three-year objective to increase home closings and revenues an average of 15% each year. With our record year-end backlog of almost 5,600 homes, solid contributions expected from our new markets in Houston and Jacksonville, and an expanded presence in most of our other markets, we are well-positioned to meet these volume and top-line objectives in 2004 and produce record earnings for the seventh consecutive year."

Highest Homebuilding Profits in Company History

         Operating profits from the Company's homebuilding operations reached record levels in the quarter and year ended December 31, 2003, increasing 25% and 33% to $126.0 million and $393.9 million, respectively, from the same periods in 2002. The increases in 2003 primarily were attributable to record home closings and improved home gross margins. As previously reported, the Company closed 3,374 homes and 11,211 homes, respectively, in the fourth quarter and year ended December 31, 2003, representing increases of 13% and 26% from the same periods in 2002. Home gross margins were 25.0% and 24.1%, respectively, for the quarter and year ended December 31, 2003, compared with 22.6% and 23.0% for the same periods in 2002.

         Paris G. Reece III, MDC's executive vice president and chief financial officer, said, "Increases in home closings in each of our markets except Colorado and California contributed to

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M.D.C. HOLDINGS, INC.
Page 3

improved quarterly operating performances by most of our homebuilding divisions. Home closings were lower in Colorado and California primarily due to a temporary reduction in the average number of active subdivisions in these two states. In California, higher home gross margins more than offset the impact of lower home closings. In fact, all of our homebuilding divisions that have been operational for at least two years reported home gross margins in excess of 20%. The strength of our home gross margins this quarter reflects our ability to raise home prices in most of our markets over the last several quarters, along with the success of corporate initiatives aimed at reducing construction costs. Among other things, these initiatives helped delay until 2004 the margin impact of the significant rise in lumber costs that began in May. In addition, we benefited from particularly strong margins in a number of relatively mature subdivisions in California, Las Vegas, Virginia and Maryland, many of which have closed out recently, or will be closing out in the near future."

         Reece continued, "Looking forward to 2004, our average selling price should be consistent with the current level, as we expect selling price increases and an increased volume of homes closed in higher-priced markets in California, Virginia and Maryland to be offset by relatively greater growth in home closings in our new lower-priced markets in Texas, Salt Lake City and Jacksonville, and our more-affordable existing markets in Las Vegas and Arizona. We expect our active subdivisions to grow on a net basis throughout the year at a rate that, by year-end, should approximate our growth in home closings for 2004. Consistent with our discussions each quarter over the last couple of years, our home gross margins in 2004 will be challenged by ongoing increases in the cost of land and certain building materials, including lumber. In addition, the sources of our growth in 2004 will result in closing a large number of homes in new and existing markets that may produce home gross margins below our Company average. These factors will be mitigated by recent price increases and the benefits of our cost saving initiatives. Maintaining or increasing home gross margins in 2004 relative to record levels realized in 2003 also may depend on continued home price increases that are reflective of the strong demand for homes we are experiencing currently in most of our markets."

         The Company received orders, net of cancellations, for 2,690 homes and 12,630 homes, respectively, during the 2003 fourth quarter and total year, the highest for any fourth quarter and year in MDC's history. These home order levels represent increases of 39% and 28%, respectively, from the net home orders received in the same periods in 2002. Generally, the demand for new homes remained strong throughout the quarter, despite fluctuations in certain economic indicators, mortgage interest rates and weather conditions in several markets. An 11% increase in the number of active subdivisions and a reduced rate of order cancellations to 26.5% from 32.1% a year ago also contributed to the Company's relative net home order strength in the fourth quarter of 2003.

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M.D.C. HOLDINGS, INC.
Page 4

Strong Financial Services Results

         Operating profits from the Company's financial services operations were $4.9 million and $28.3 million for the quarter and year ended December 31, 2003, respectively, compared with $8.1 million and $24.2 million, for the same periods in 2002. Record quarterly revenues from mortgage loan origination fees in the 2003 fourth quarter, driven by the record home closings from the homebuilding segment, were more than offset by a reduction in gains on sales of mortgage loans and higher general and administrative expenses incurred to handle the higher volume of mortgage loans. The decline in gains on sales of mortgage loans in the 2003 fourth quarter largely was due to year-over-year differences in the volatility of mortgage interest rates, and the more competitive pricing environment for mortgage loans that resulted from the significant decline in refinancing activity in the marketplace. This competitive environment contributed to the Company originating a higher percentage of less-valuable adjustable rate mortgage loans in the fourth quarter of 2003, as well as brokering a higher percentage of total loans processed in the quarter to third party mortgage companies, for which no gains on sales are realized by the Company. The Company originated and brokered $383.6 million and $165.2 million, respectively, in mortgage loans in the quarter ended December 31, 2003, compared with $455.1 million and $59.8 million, respectively, in the same period in 2002.

         All earnings per share amounts discussed above are on a diluted basis.

         MDC, whose subsidiaries build homes under the name "Richmond American Homes," is one of the largest homebuilders in the United States. The Company also provides mortgage financing, primarily for MDC's homebuyers, through its wholly owned subsidiary HomeAmerican Mortgage Corporation. MDC is a major regional homebuilder with a significant presence in some of the country's best housing markets. The Company is the largest homebuilder in Colorado; among the top five homebuilders in Northern Virginia, suburban Maryland, Phoenix, Tucson, Las Vegas and Salt Lake City; and among the top ten homebuilders in Northern California and Southern California. MDC also has a growing presence in Dallas/Fort Worth and has recently entered the Houston, San Antonio, Philadelphia/Delaware Valley, West Florida, Jacksonville and Chicago markets. For more information, please visit www.richmondamerican.com.

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M.D.C. HOLDINGS, INC.
Page 5

Forward-Looking Statements

         Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic and business conditions; (2) interest rate changes; (3) the relative stability of debt and equity markets; (4) competition; (5) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (6) the availability and cost of performance bonds and insurance covering risks associated with our business; (7) shortages and the cost of labor; (8) weather related slowdowns; (9) slow growth initiatives; (10) building moratoria; (11) governmental regulation, including the interpretation of tax, labor and environmental laws; (12) changes in consumer confidence and preferences; (13) required accounting changes; (14) terrorist acts and other acts of war; and (15) other factors over which the Company has little or no control.


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                              M.D.C. HOLDINGS, INC.
                   Condensed Consolidated Statements of Income
                    (In thousands, except per share amounts)


                                                         Three Months Ended                     Year Ended
                                                            December 31,                       December 31,
                                                   -----------------------------      ------------------------------
                                                       2003             2002              2003              2002
                                                   ------------     ------------      ------------      ------------
REVENUES
   Homebuilding.................................   $    848,028     $    755,877      $  2,859,086      $  2,272,195
   Financial Services...........................         13,868           14,919            60,216            45,356
   Corporate....................................            184              226               768               973
                                                   ------------     ------------      ------------      ------------
       Total Revenues...........................   $    862,080     $    771,022      $  2,920,070      $  2,318,524
                                                   ============     ============      ============      ============
NET INCOME
   Homebuilding.................................   $    125,956     $    101,073      $    393,879      $    295,604
   Financial Services...........................          4,869            8,074            28,277            24,194
                                                   ------------     ------------      ------------      ------------
       Operating Profit.........................        130,825          109,147           422,156           319,798
   Expenses related to debt redemption..........            - -              - -            (9,315)              - -
   Other corporate expense, net.................        (20,735)         (15,509)          (64,618)          (45,754)
                                                   ------------     ------------      ------------      ------------
   Income before income taxes...................        110,090           93,638           348,223           274,044
   Provision for income taxes...................        (43,068)         (36,564)         (135,994)         (106,739)
                                                   ------------     ------------      ------------      ------------
       Net Income...............................   $     67,022     $     57,074      $    212,229      $    167,305
                                                   ============     ============      ============      ============
EARNINGS PER SHARE
       Basic....................................   $       2.28     $       1.95      $       7.31      $       5.68
                                                   ============     ============      ============      ============
       Diluted..................................   $       2.18     $       1.90      $       7.00      $       5.48
                                                   ============     ============      ============      ============

WEIGHTED-AVERAGE SHARES OUTSTANDING
       Basic....................................         29,422           29,289            29,035            29,443
                                                   ============     ============      ============      ============
       Diluted..................................         30,798           30,117            30,303            30,529
                                                   ============     ============      ============      ============
DIVIDENDS PAID PER SHARE                           $       .125     $       .073      $       .405      $       .282
                                                   ============     ============      ============      ============

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                              M.D.C. HOLDINGS, INC.
                        Information on Business Segments
                             (Dollars in thousands)

                                                                    Three Months Ended               Year Ended
                                                                        December 31,                December 31,
                                                                 -------------------------   -------------------------
                                                                    2003          2002          2003          2002
                                                                 -----------   -----------   -----------   -----------
Homebuilding
       Home sales.............................................   $   845,857   $   750,067   $ 2,851,328   $ 2,260,291
       Land sales.............................................           - -         3,791         1,298         6,022
       Other revenues.........................................         2,171         2,019         6,460         5,882
                                                                 -----------   -----------   -----------   -----------
            Total Homebuilding Revenues.......................       848,028       755,877     2,859,086     2,272,195
                                                                 -----------   -----------   -----------   -----------
       Home cost of sales.....................................       634,139       580,294     2,163,696     1,741,449
       Land cost of sales.....................................           - -         2,859           842         4,600
       Marketing..............................................        46,470        39,921       162,148       125,060
       General and administrative.............................        41,463        31,730       138,521       105,482
                                                                 -----------   -----------   -----------   -----------
                                                                     722,072       654,804     2,465,207     1,976,591
                                                                 -----------   -----------   -----------   -----------
            Homebuilding Operating Profit.....................       125,956       101,073       393,879       295,604
                                                                 -----------   -----------   -----------   -----------
Financial Services
       Interest revenues......................................         1,319         1,354         4,616         4,348
       Origination fees.......................................         6,539         5,987        22,245        18,771
       Gains on sales of mortgage servicing...................           365           413         1,972         1,773
       Gains on sales of mortgage loans, net..................         4,601         6,944        28,622        19,587
       Mortgage servicing and other...........................         1,044           221         2,761           877
                                                                 -----------   -----------   -----------   -----------
            Total Financial Services Revenues.................        13,868        14,919        60,216        45,356
       General and administrative.............................         8,999         6,845        31,939        21,162
                                                                 -----------   -----------   -----------   -----------
           Financial Services Operating Profit................         4,869         8,074        28,277        24,194
                                                                 -----------   -----------   -----------   -----------
Total Operating Profit........................................       130,825       109,147       422,156       319,798
                                                                 -----------   -----------   -----------   -----------
Corporate
       Expenses related to debt redemption....................           - -           - -        (9,315)          - -
       Interest and other revenues............................           184           226           768           973
       Other general and administrative expenses..............       (20,919)      (15,735)      (65,386)      (46,727)
                                                                 -----------   -----------   -----------   -----------
           Net Corporate Expenses.............................       (20,735)      (15,509)      (73,933)      (45,754)
                                                                 -----------   -----------   -----------   -----------
Income Before Income Taxes....................................   $   110,090   $    93,638   $   348,223   $   274,044
                                                                 ===========   ===========   ===========   ===========


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                              M.D.C. HOLDINGS, INC.
                             Selected Financial Data
                (Dollars in thousands, except per share amounts)


                                                                                                       December 31,
                                                                                        -------------------------------------------
                                                                                            2003           2002            2001
                                                                                        ------------   ------------    ------------
BALANCE SHEET DATA

     Stockholders' Equity Per Share Outstanding...................................      $      34.40   $      27.54    $      22.36
     Stockholders' Equity.........................................................      $  1,015,920   $    800,567    $    653,831
     Homebuilding and Corporate Debt..............................................           500,179        322,990         174,503
                                                                                        ------------   ------------    ------------
         Capital (excluding mortgage lending debt)................................      $  1,516,099   $  1,123,557    $    828,334
                                                                                        ============   ============    ============
     Ratio of Homebuilding and Corporate Debt to Equity...........................               .49            .40             .27
     Ratio of Homebuilding and Corporate Debt to Capital..........................               .33            .29             .21
     Ratio of Homebuilding and Corporate Debt to Capital (net of cash)............               .24            .27             .17
     Cash and Cash Equivalents....................................................      $    173,565   $     28,942    $     36,600
     Unrestricted Cash and Available Borrowing Capacity Under Lines of Credit.....      $    779,407   $    618,774    $    491,770
     Housing Completed or Under Construction Inventories..........................      $    732,744   $    578,475    $    456,752
     Land and Land Under Development Inventories..................................      $    763,569   $    656,843    $    450,502
     Corporate and Homebuilding Interest Capitalized
       Interest Capitalized in Inventory at Beginning of Year.....................      $     17,783   $     17,358    $     19,417
         Interest Incurred During the Year........................................            26,779         21,116          22,498
         Interest in Home and Land Cost of Sales for the Year.....................           (24,519)       (20,691)        (24,557)
                                                                                        ------------   ------------    ------------
       Interest Capitalized in Inventory at End of Year...........................      $     20,043   $     17,783    $     17,358
                                                                                        ============   ============    ============
     Interest Capitalized as a Percent of Inventories.............................              1.3%           1.4%            1.9%

                                                                                  Three Months Ended             Year Ended
                                                                                     December 31,               December 31,
                                                                               ------------------------   ------------------------
                                                                                  2003          2002         2003          2002
                                                                               ---------     ----------   ----------    ----------
OPERATING DATA
     Interest in Home and Land Cost of Sales as a Percent of
       Home Sales Revenues................................................            .8%         .9%            .9%           .9%
     Homebuilding and Corporate SG&A as a Percent of Home Sales Revenues..
                                                                                    12.9%         11.7%        12.8%         12.3%
     Depreciation and Amortization........................................     $    9,814    $    9,541   $   35,677    $   26,907
     Home Gross Margins...................................................          25.0%         22.6%        24.1%         23.0%
            Excluding Interest in Home Cost of Sales......................          25.8%         23.5%        25.0%         23.9%
     Cash Provided by (Used in) Operating Activities......................                                $   81,448    $ (166,429)
     Cash Used in Investing Activities....................................                                $   (6,785)   $  (12,441)
     Cash Provided by Financing Activities................................                                $   69,960    $  171,212


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                              M.D.C. HOLDINGS, INC.
                          Homebuilding Operational Data
                             (Dollars in thousands)

                                                                                                       December 31,
                                                                                        ------------------------------------------
                                                                                            2003           2002            2001
                                                                                        -----------    -----------     -----------
LOTS OWNED AND CONTROLLED
     Lots Owned...................................................................           16,351         16,962          13,524
     Lots Under Option............................................................           12,251          6,995           6,059
     Homes Under Construction (including models)..................................            4,754          3,751           2,783

LOTS OWNED AND CONTROLLED BY MARKET
     (excluding homes under construction)
     Colorado.....................................................................            5,206          5,760           6,940
     California...................................................................            3,512          3,456           3,006
     Nevada  .....................................................................            5,359          4,391           1,897
     Arizona .....................................................................            5,258          3,940           4,657
     Utah                                                                                     1,220            861             - -
     Texas                                                                                    2,203            841             - -
     Virginia.....................................................................            3,202          3,257           2,422
     Maryland                                                                                 1,767          1,451             661
     Florida......................................................................              875            - -             - -
                                                                                        -----------    -----------     -----------
         Total Company............................................................           28,602         23,957          19,583
                                                                                        ===========    ===========     ===========
ACTIVE SUBDIVISIONS
     Colorado.....................................................................               49             61              61
     California...................................................................               26             24              26
     Nevada  .....................................................................               17             18               7
     Arizona .....................................................................               38             44              27
     Utah                                                                                        11              4             - -
     Texas                                                                                       11              1             - -
     Virginia.....................................................................               28             20              11
     Maryland                                                                                     9              6               5
     Florida......................................................................                9            - -             - -
                                                                                        -----------    -----------     -----------
         Total Company............................................................              198            178             137
                                                                                        ===========    ===========     ===========

                                                                             Three Months Ended                 Year Ended
                                                                                December 31,                   December 31,
                                                                        ----------------------------   ---------------------------
                                                                            2003            2002           2003            2002
                                                                        ------------    ------------   ------------    -----------
AVERAGE SELLING PRICE PER HOME CLOSED
     Colorado....................................................       $      251.2    $      252.3   $      254.2    $      250.5
     California..................................................              393.0           366.2          390.0           390.4
     Nevada......................................................              190.1           186.1          186.3           188.8
     Arizona.....................................................              182.1           173.9          184.3           167.0
     Utah........................................................              175.8           181.6          174.5           166.0
     Texas.......................................................              164.5           176.8          161.4           176.8
     Virginia....................................................              393.7           343.0          375.1           330.3
     Maryland....................................................              416.7           376.0          388.2           345.2
     Florida.....................................................              166.2             - -          168.3             - -

         Company Average.........................................       $      250.7    $      250.5   $      254.3    $      254.0


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                              M.D.C. HOLDINGS, INC.
                          Homebuilding Operational Data

                                                          Three Months Ended                  Year Ended
                                                             December 31,                    December 31,
                                                     ----------------------------    ----------------------------
                                                          2003            2002            2003            2002
                                                     ------------    ------------    ------------    ------------
Orders For Homes, net (Units)
     Colorado....................................             425             382           2,433           2,681
     California..................................             635             387           2,116           2,086
     Nevada......................................             534             283           2,595           1,260
     Arizona.....................................             562             573           3,229           2,669
     Utah........................................              86              34             378             111
     Texas.......................................              95              15             289              17
     Virginia....................................             234             194           1,160             798
     Maryland....................................              64              63             372             277
     Florida.....................................              55             - -              58             - -
                                                     ------------    ------------    ------------    ------------
         Total...................................           2,690           1,931          12,630           9,899
                                                     ============    ============    ============    ============

Homes Closed (Units)
     Colorado....................................             686             814           2,656           2,919
     California..................................             501             606           1,919           1,654
     Nevada......................................             700             510           2,059           1,204
     Arizona.....................................             905             784           2,972           2,218
     Utah........................................              84              38             277             102
     Texas.......................................              67               1             162               1
     Virginia....................................             273             188             782             556
     Maryland....................................              77              53             291             246
     Florida.....................................              81             - -              93             - -
                                                     ------------    ------------    ------------    ------------
         Total...................................           3,374           2,994          11,211           8,900
                                                     ============    ============    ============    ============

                                                                                             December 31,
                                                                                     ----------------------------
                                                                                         2003            2002
                                                                                     ------------    ------------
Backlog (Units)
     Colorado...................................................................              734             957
     California.................................................................            1,119             922
     Nevada.....................................................................              886             350
     Arizona....................................................................            1,333           1,076
     Utah.......................................................................              151              50
     Texas......................................................................              143              16
     Virginia...................................................................              854             476
     Maryland...................................................................              269             188
     Florida....................................................................              104             - -
                                                                                     ------------    ------------
         Total..................................................................            5,593           4,035
                                                                                     ============    ============
 Backlog Estimated Sales Value (in thousands)...................................     $  1,600,000    $  1,120,000
                                                                                     ============    ============

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